Exhibit 15.5

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Hexindai Inc. on Form S-8 (No. 333-223951) of our report dated July 27, 2018, with respect to our audits of the consolidated financial statements of Hexindai Inc. for the year ended March 31, 2018, which report is included in this Annual Report on Form 20-F of Hexindai Inc. for the year ended March 31, 2020.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

August 13, 2020